UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2014

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)          Appointment of Certain Officers

On February 24, 2014, Spartan Motors, Inc. (the “Company”) issued a press release announcing the appointment of Lori L. Wade as Chief Financial Officer and Treasurer, effective February 24, 2014. A copy of the press release is attached to this Current Report as Exhibit 99.1. Ms. Wade’s base salary will be $220,000 per annum. Ms. Wade, 50, has served as the Company’s Interim Chief Financial Officer since March 22, 2013, and previously served the Company as Executive Director of Finance since February, 2008. Prior to her employment with the Company she spent 21 years at Eaton Corporation, where she served as Truck Group Worldwide Sarbanes-Oxley Manager and in various other controller and financial management positions. She holds a Bachelor of Science in Accounting degree from Northwest Missouri State University.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 24, 2014 announcing the appointment of Lori L. Wade as Chief Financial Officer and Treasurer of Spartan Motors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: February 24, 2014	/s/ Lori L. Wade
By: Lori L. Wade
Its: Chief Financial Officer

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